UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

On October 30, 2013, the Board of Directors (the “Board”) of Mad Catz Interactive, Inc. (the “Company”) approved amendments to the Mad Catz Interactive, Inc. Stock Option Plan - 2007 (the “2007 Option Plan”) that are effective from October 25, 2013 to (a) decrease the one-time initial grant of options to independent directors of the Company from 100,000 shares of Common Stock of the Company to 25,000 shares of Common Stock of the Company upon becoming a member of the Board, provided that if a person becomes a member of the Board subsequent to the previous annual meeting of shareholders of the Company, the number of shares of Common Stock of the Company in respect of such initial grant of options will be reduced on a pro rata basis based on the number of days (proportionate to 365 and rounded up to the closest whole share) that have elapsed from the date of the previous annual meeting of shareholders to the date of such person’s appointment to the Board and (b) provide that all options granted to independent directors will vest on the first anniversary of the grant date.

The foregoing summary of the 2007 Option Plan, as so amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Option Plan, as so amended, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2013, Robert J. Molyneux resigned as a director of the Company following receipt by Mr. Molyneux of more votes withheld than votes in favor of Mr. Molyneux at the Annual and Special Meeting of Shareholders held on September 12, 2013.

On October 30, 2013, the Board appointed John W. Nyholt as director of the Company and to the Company’s Audit Committee to fill the vacancy created by the resignation of Mr. Molyneux. Mr. Nyholt will serve until the 2014 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

There are no other understandings or arrangements between Mr. Nyholt or any other person and the Company or any of its subsidiaries pursuant to which Mr. Nyholt was appointed to serve as a director. There are no transactions between Mr. Nyholt or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board and pursuant to the terms of the Company’s 2007 Stock Option Plan, on the first business day following the cessation of the Company’s current trading blackout period, Mr. Nyholt will be granted an option to purchase 21,712 shares of Common Stock (representing a one-time initial grant of 25,000 options reduced on a pro rata basis based on the number of days that have elapsed from the previous Annual and Special Meeting of Shareholders to his appointment to the Board). Mr. Nyholt will also receive compensation consistent with the Company’s non-employee director compensation program.

Mr. Nyholt is a Canadian resident and has been a Chartered Professional Accountant since 1981. He plans to retire from PricewaterhouseCoopers LLP (Canada) on December 31, 2013, following a nearly 35 year career at the firm, including the last 20 years as a partner in the Consulting and Deals practice. He has broad experience in audit and accounting services, restructurings, financings and M&A, and holds both an Honours Bachelor of Business Administration and a Masters of Business Administration degree from the Richard Ivey School of Business, Western University, Canada. Mr. Nyholt currently serves as a director of Halton Healthcare Services Corporation, where he chairs the Finance and Audit Committee.

On October 31, 2013, the Company issued a press release announcing the appointment of Mr. Nyholt to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

On October 30, 2013, the Board also adopted changes to its non-employee director compensation program effective from October 25, 2013. As revised, non-employee directors of the Company will now receive the following compensation for service on the Board:

•	$50,000 annual retainer (paid $12,500 quarterly1);

•	Includes attendance, whether in person or by telephone, of up to 10 Board meetings[2] per year;

•	Includes attendance, whether in person or by telephone and where applicable, of up to 10 meetings of the Audit Committee per year;

•	Includes attendance, whether in person or by telephone and where applicable, of any and all other Committees of the Board, individually and separately, as may be constituted by the Board; and

•	Includes, without limitation, any and all telephone calls made with management, the Board or management and the Board where minutes are not kept and formal Board or Committee action is not taken;

•	$20,000 additional annual retainer to the Chairman of the Board (paid $5,000 quarterly);

•	$10,000 additional annual retainer to the Audit Committee chair (paid $2,500 quarterly);

•	$5,000 additional annual retainer to the chair of any other Committee that is formally constituted by the Board (paid $1,250 quarterly);

•	$2,500 for each Board or Audit Committee meeting attended in person, in excess of attendance, whether in person or by telephone, of 10 Board and where applicable 10 Audit Committee meetings per year;

•	$1,000 for each Board or Audit Committee meeting attended by telephone lasting longer than two hours in duration, in excess of attendance, whether in person or by telephone, of 10 Board and where applicable 10 Audit Committee meetings per year;

•	$500 for each Board or Audit Committee meeting attended by telephone lasting less than two hours in duration, in excess of attendance, whether in person or by telephone, of 10 Board and where applicable 10 Audit Committee meetings per year;

•	Annual option grant of 25,000 shares of Common Stock of the Company that will vest on the first anniversary of the grant date; and

•	One-time initial grant of options for 25,000 shares of Common Stock of the Company upon becoming a member of the Board that will vest on the first anniversary of the grant date, provided that if a person becomes a member of the Board subsequent to the previous annual meeting of shareholders of the Company, the number of shares of Common Stock of the Company in respect of such initial grant of options will be reduced on a pro rata basis based on the number of days (proportionate to 365 and rounded up to the closest whole share) that have elapsed from the date of the previous annual meeting of shareholders to the date of such person’s appointment to the Board .

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Mad Catz Interactive, Inc. 2007 Stock Option Plan, as amended

99.1	Press release of Mad Catz Interactive, Inc.

[1]	All quarterly retainer fees will be paid within ten business days following the end of the quarter in which the director has rendered the applicable Board services.
[2]	As used in this context, a “meeting” means a formal meeting of the Board or Committee thereof where minutes are kept and action is taken.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2013	MAD CATZ INTERACTIVE, INC.

	By:	/s/ Karen McGinnis
Name: Karen McGinnis
Its: Chief Financial Officer